Exhibit 26 (g) ii. b. b1.

AMENDMENT to the
AUTOMATIC AND FACULTATIVE YRT AGREEMENT
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter referred to as the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(hereinafter referred to as the “Reinsurer”)

Original Effective Date: May 28, 2012
Coverage: SL10/SL11BSP/SL15/SL17
(COLI/BOLI non-experience rated business only)
Reinsurer Treaty ID:

Effective May 28, 2012, (the “Amendment Effective Date”), Article I, paragraph 1.1(F) shall be amended to clarify that the              facultative rule applies only to fully underwritten risks.

Article I - Automatic Reinsurance of the above-referenced Agreement will be replaced with the attached Article I - Automatic Reinsurance .

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-12-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-12-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-12-13
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	4/5/13

Print name:	Emily Roman

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	4/9/13

Print name:	Melinda Webb

Title:	Associate General Counsel, Treaty

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ARTICLE I: AUTOMATIC REINSURANCE

1.1	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages (individually a “policy”, collectively the “policies”) issued on and after the effective date of this Agreement. The Reinsurer shall automatically accept its share of the policies up to the limits shown in Schedule B - Reinsurance Limits only if, in addition to other conditions as set forth in this Agreement, the policies qualify as New Business as defined herein and each of the following requirements, each of which is hereby deemed a condition precedent, has been fulfilled or performed:

A.	Underwriting

Automatic reinsurance applies only to insurance applications underwritten by the Ceding Company using its Underwriting Guidelines issue practices that are consistently applied and in accordance with Section 1.4 of this Article. In the absence of Underwriting Guidelines on any particular topic or condition or if the Underwriting Guidelines dictate that individual consideration is required, including but not limited to referrals to a medical doctor, the Ceding Company will make underwriting decisions in good faith utilizing the care, skill and diligence with which a reasonably prudent underwriter would use in the same or similar circumstances (“Prudent Underwriting Judgment”). Risks falling into any other special reinsurance or underwriting programs such as Facultative Shopping will be excluded from this Agreement.

The Ceding Company must comply with additional underwriting requirements at least as restrictive as those set forth in Schedule F – Underwriting Guidelines, and

B.	Retention

The Ceding Company will retain, and not otherwise reinsure, an amount of insurance on each life equal to its full retention shown in Schedule B – Reinsurance Limits, or otherwise holds its full retention on a life under previously issued inforce policies and applies its “Underwriting Guidelines” (as defined in Section 1.4 of this Article) that it would have applied if the new policy had fallen completely within its regular retention. If the Ceding Company’s scheduled retention is zero, automatic reinsurance is not available, and

C.	Automatic Binding Limits

On any one life, the total of the new ultimate amount of reinsurance requested, including contractual increases, and the amount already automatically reinsured under all agreements between the Reinsurer and the Ceding Company shall not exceed the Automatic Binding Limits shown in Schedule B – Reinsurance Limits, and

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ARTICLE I: AUTOMATIC REINSURANCE

(Continued)

D.	Automatic Inforce and Applied for Limit

The total amount of life insurance in force in all companies, including any coverage to be replaced, plus the amount currently applied for on that life in all companies, does not exceed the Jumbo limits stated in Schedule B – Reinsurance Limits. Prior to issuing a Policy, the Ceding Company will contact the Reinsurer any time in force and applied for with signature exceeds $            , and

E.	Residence

At the time of policy issuance, each insured: i) must be a resident of the United States, United States Territories or Canada, or ii) must meet the residency qualifications set forth in the Ceding Company’s application for insurance and its Underwriting Guidelines, and

F.	No Facultative Quotes

For Fully Underwritten cases, the individual risk shall not have been submitted by Ceding Company on a facultative basis to the Reinsurer or any other Reinsurer during the              period directly preceding the facultative submission under this Agreement, and

G.	Compliance

Reinsurance under this Agreement shall not be in force with respect to a policy unless the policy is in compliance with the laws of the applicable jurisdictions.

In addition, deviations from the automatic guidelines referenced in A-G above shall be reviewed by a Lead Underwriter. The Lead Underwriter shall be             ; however, if there are underwriter changes at            , the Lead Underwriter will be subject to review and possible change by the Ceding Company.

1.2 Policy Forms

Upon Reinsurer’s request, the Ceding Company will provide to the Reinsurer with all policy forms applicable to the policies reinsured under this Agreement.

The Ceding Company shall notify Reinsurer within              prior to of the effective date of any proposed material change to the status, plan, or benefits or other material feature of a policy reinsured under this Agreement. If Reinsurer agrees to the proposed change in writing, Reinsurer shall provide adjusted reinsurance coverage in accordance with the provisions of this Agreement. In the event that Reinsurer does not respond within            , Reinsurer shall be deemed to have accepted such change. If Reinsurer rejects such proposed change in writing, such proposed change shall not be reinsured under the Agreement, and Reinsurer shall not provide adjusted reinsurance coverage.

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ARTICLE I: AUTOMATIC REINSURANCE

(Continued)

1.3 New Business

New Business is a policy on which (a) the Ceding Company has obtained complete and current underwriting evidence on the full amount issued, including the highest face amount illustrated at issue (b) the full normal commissions are paid by the Ceding Company for the new plan, unless approved by the Reinsurer and (c) the suicide and contestable provisions apply from the effective date of the new plan, unless otherwise required by the Ceding Company’s Policy Form or applicable law.

1.4 Underwriting Guidelines

The parties hereby declare and agree that all Policies covered under this Agreement shall be issued in accordance with the Ceding Company’s normal underwriting guidelines, standards and procedures (“Underwriting Guidelines”) that are attached as Schedule F in this Agreement. Any exception to the Underwriting Guidelines will need to be reviewed and approved by the Lead Underwriting Reinsurer as set forth in Schedule A - Accepted Coverages.

The Ceding Company shall notify Reinsurer at least              in advance of the effective date of any proposed material changes to the Underwriting Guidelines. If Reinsurer agrees to the proposed changes in writing, such changes will become part of the Underwriting Guidelines. In the event Reinsurer does not respond within            , Reinsurer shall be deemed to have accepted such proposed changes. If Reinsurer rejects such proposed changes in writing, such proposed changes shall not become part of the Underwriting Guidelines and shall not be applied to the Policies reinsured under this Agreement. The Ceding Company’s Underwriting Guidelines are incorporated herein in Schedule F.

1.5 Material Change of Risk During Underwriting

Except in situations where a conditional or temporary receipt is provided in accordance with the Ceding Company’s guidelines, should any medical, financial or other change occur following the completion of the application for insurance that is known to the Ceding Company that materially affects the life to be insured or the amount at risk and if a policy subsequently is issued by the Ceding Company which does not consider such material change in risk, no reinsurance coverage shall be provided under this Agreement for such policy.

1.6	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports.

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ARTICLE I: AUTOMATIC REINSURANCE

(Continued)

1.7	The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

AMENDMENT to the
AUTOMATIC AND FACULTATIVE YRT AGREEMENT
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter referred to as the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(hereinafter referred to as the “Reinsurer”)

Original Effective Date: May 28, 2012
Coverage: SL10/SL11BSP/SL15/SL17
(COLI/BOLI non-experience rated business only)
Reinsurer Treaty ID:

Effective May 28, 2012, (the “Amendment Effective Date”), Article XXVIII – Terminal Accounting and Settlement of the above-referenced Agreement will be replaced with the attached Article XXVIII – Terminal Accounting and Settlement revising section (c) “B”.

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-10-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-10-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4-10-13
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	4/5/13

Print name:	Emily Roman

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	4/5/13

Print name:	Melinda Webb

Title:	Associate General Counsel, Treaty

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ARTICLE XXVIII: TERMINAL ACCOUNTING AND SETTLEMENT

(a)	In the event that this Agreement is terminated for both in-force and new business, for any reasons, a shall occur.

(b)	The “ ” shall be the earliest of: (a) of this Agreement, or (b) any .

(c)	The final .

(d)	Reinsurer shall provide the .

(e)	If the Ceding Company or .

(f)	It is the intent of the parties that .